UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 27, 2019

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRRT	N/A *

* On December 23, 2019, CARBO Ceramic Inc.’s common stock began trading on the OTCQB marketplace.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On December 27, 2019, CARBO Ceramics Inc. (the “Company”) and Ascent Resources – Utica, LLC (“Ascent”) entered into a Termination and Release Agreement, effective as of December 27, 2019 (the “Termination Agreement”), pursuant to which, among other things, the Company and Ascent mutually agreed to terminate the Letter Agreement, dated as of September 17, 2018 (the “Sand Purchase Agreement”), by and between the Company and Ascent, and Ascent paid the Company approximately $2.75 million in cash as reimbursement for a portion of the cost and expense previously incurred by the Company in purchasing frac sand inventory.

In connection with their entry into the Termination Agreement and the termination of the Sand Purchase Agreement, the Company and Ascent entered into a Consignment Agreement, dated and effective as of December 27, 2019, setting forth the terms and conditions upon which the Company will have the right to purchase all or any portion of Ascent’s remaining frac sand inventory (the “Sand Inventory”) on a consignment basis for the purpose of resale by the Company to third parties. Under the terms of the Consignment Agreement, among other things, (i) the Company will be solely responsible for all costs and expenses attributable to the marketing and resale of the Sand Inventory, (ii) any resales of the Sand Inventory by the Company must generally be made on an arms-length basis to unaffiliated third party customers and (iii) the Company must use commercially reasonable efforts to resell the Sand Inventory at the highest price and on the best terms available, and in any event at a price no less than the average prevailing market price of sand of similar grade or quality. The Consignment Agreement also provides that, upon the Company’s resale of any portion of the Sand Inventory, the Company will pay 50% of the gross proceeds from such resale to Ascent, with the remainder of such gross proceeds to be retained by the Company as commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: January 2, 2020
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer